Exhibit 10.2

EXECUTION VERSION

PLACEMENT AGREEMENT

Dated as of August 6, 2026

Citigroup Global Markets Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Structured Credit Products Group

Apollo Global Securities, LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

INTRODUCTORY

ADL CLO 3 LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell the Notes (the “Securities”), to be issued pursuant to an indenture and security agreement (the “Indenture”) dated as of August 6, 2026 (the “Closing Date”), among the Issuer and Western Alliance Trust Company, N.A., as collateral trustee (in such capacity, together with its permitted successors in such capacity, the “Collateral Trustee”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Final Offering Circular (as defined below) or, if not defined therein, the Indenture. In addition, on the Closing Date, the Issuer will borrow the Class A-1a Loans (together with the Securities, the “Debt”) pursuant to the Class A-1a Credit Agreement dated as of the Closing Date (the “Class A-1a Credit Agreement”), by and among ADL CLO 3 LLC, in its capacity as borrower (the “Borrower”), the Lenders party thereto, Western Alliance Trust Company, N.A., as loan agent (in such capacity, the “Loan Agent”) and the Collateral Trustee.

Subject to the terms and conditions set forth in this Placement Agreement (this ”Agreement”), the Issuer hereby appoints Citigroup Global Markets Inc. (“Citigroup”) and Apollo Global Securities, LLC (“AGS”) each as its Placement Agents (each of Citigroup and AGS, in such capacities, a “Placement Agent” and together, “Placement Agents”) in connection with the offering of the principal amount of Securities specified on Schedule 3 hereto (the “Placed Securities”) and authorizes the Placement Agents to arrange for the sale of the Placed Securities. Certain Securities will be sold by the Issuer to Citigroup, as initial purchaser, pursuant to a purchase agreement (the “Purchase Agreement”) dated as of the Closing Date between Citigroup and the Issuer. The “Applicable Securities” refers to the Placed Securities issued by the Issuer. The issuance, offering and sale of the Securities as contemplated by the Indenture and the Offering Documents (as defined below) is referred to herein as the “Transaction.”

The Issuer has invested and intends to invest in a portfolio of collateral obligations consisting primarily of U.S. dollar-denominated senior secured loans (the “Assets”). Apollo Debt Solutions BDC (the “Collateral Manager”) will act as Collateral Manager pursuant to a Collateral Management Agreement (as amended from time to time, the “Management Agreement”) dated as of the Closing Date between the Collateral Manager and the Issuer.

The Issuer has prepared and delivered to the Placement Agents (x) a preliminary offering circular, subject to completion, dated June 24, 2026 (the “Preliminary Offering Circular”), (y) a second preliminary offering circular, subject to completion, dated June 30, 2026 (the “Second Preliminary Offering Circular”) and (z) a final Offering Circular, dated August 4, 2026 (the “Final Offering Circular” and, together with the Preliminary Offering Circular and the Second Preliminary Offering Circular, the “Offering Circulars”), in each case for delivery to prospective purchasers of the Securities. The document entitled “Apollo Direct Lending” (dated May 2026) distributed to prospective purchasers of the Securities, the Offering Circulars and all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, are referred to herein as the “Offering Documents.” The Offering Documents collectively describe, among other things, the Securities, the Assets, the Issuer, the Indenture, the Collateral Manager and the Management Agreement.

1.	SOLICITATION AS AGENT

1.1

The Placement Agents have agreed that the offering of the Placed Securities will be made prior to the Closing Date, and the Placement Agents agree to solicit offers to purchase the Placed Securities on a “reasonable efforts” basis. The Placement Agents or their affiliates may, but are not obligated to, purchase Placed Securities (including upon their initial issuance) pursuant to the Purchase Agreement and this Agreement. The Issuer confirms that it has authorized the Placement Agents to offer the Placed Securities prior to the Closing Date in a manner consistent with this Agreement and to use the Offering Documents in connection therewith.

1.2

The Placed Securities shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement.

1.3

The Issuer and each of the Placement Agents acknowledge and agree that, in consideration of the Placement Agents’ obligations hereunder, the Placement Agents will be entitled to receive from the Issuer the fees specified in and calculated in accordance with Section 3 of the letter agreement, dated as of July 1, 2026, between Citigroup and the Collateral Manager (the “Engagement Letter”) and that no separate fee will be payable to the Placement Agents hereunder.

2.	CLOSING

2.1

On the Closing Date, delivery of and payment for the Placed Securities shall be made at such location mutually agreed upon. Delivery of the Placed Securities shall be made against payment of the purchase price therefor by the respective purchasers to the order of the Issuer in same day funds by such means as shall be acceptable to the Issuer and the Placement Agents. Such payment shall be made upon authorization from the Placement Agents (such authorization to be given if the conditions to the Placement Agents’ obligations set forth herein are either satisfied or waived) against delivery of the Placed Securities.

3.	COSTS AND EXPENSES

3.1

The Issuer shall pay all costs and expenses incidental to the performance of the obligations of the Issuer hereunder, without regard to whether the Transaction is consummated or this Agreement is terminated pursuant to Section 9 hereof (unless the Engagement Letter is terminated prior to the Closing Date, in which case such costs and expenses shall, to the extent they constitute “Costs and Expenses” (as defined in the Engagement Letter), be borne by Citigroup or AGS, as applicable, and the Collateral Manager in accordance with the terms of the Engagement Letter), including, without limitation:

(a)

all costs, expenses and taxes in connection with the preparation, printing, issuance, sale and delivery of the Securities, including any documentary stamp or similar issue tax and any related interest or penalties incident to the issuance, sale and delivery of the Securities;

(b)	all fees and expenses of the Issuer’s counsel, accountants and other advisers;

(c)

all costs and expenses in connection with the preparation, production and distribution of this Agreement, the Purchase Agreement, the Indenture, the Class A-1a Credit Agreement, the Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement and the Banking Entity Master Participation Agreements (collectively, the “Transaction Documents”), the Offering Documents and all other documents and all amendments and supplements thereto relating to the issuance, sale and delivery of the Securities;

(d)	all fees and expenses of the Collateral Trustee and the Loan Agent and its respective counsel;

(e)	all fees and expenses incurred in connection with the rating of certain of the Debt by S&P (collectively, the “Rated Debt”);

(f)	[reserved];

(g)	Citigroup’s costs (including legal fees and expenses) incurred in connection with the issuance of the Securities and the preparation and execution of this Agreement; and

(h)	the legal fees and expenses incurred by the Collateral Manager.

3.2

In order to provide for the payment on the Closing Date, or promptly thereafter, of the costs and expenses payable pursuant to Section 3.1 above, the Issuer has authorized Citigroup to withhold from the purchase price payable by Citigroup pursuant to the Purchase Agreement an amount sufficient to pay such costs and expenses as estimated on the Closing Date by Citigroup.

4.	REPRESENTATIONS AND WARRANTIES

4.1	The Issuer represents and warrants to, and covenants and agrees with, each of the Placement Agents (on its own behalf) that, on and as of the Closing Date:

(a)

it is duly formed and is validly existing as a limited liability company under the laws of the State of Delaware; and it (i) has the power and authority to issue and sell the Applicable Securities, to enter into this Agreement, the Indenture and the Class A-1a Credit Agreement, and to undertake and perform the obligations expressed to be assumed by it herein and therein, (ii) has taken all necessary action to approve and to authorize the same, and (iii) is lawfully qualified to do business and is in good standing in those jurisdictions in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on its business or financial condition or would otherwise not be material in the context of the issuance, offering and sale of the Applicable Securities or the incurrence of the Class A-1a Loans;

(b)

each Transaction Document executed by it (the “Applicable Agreements”) has been duly authorized, executed and delivered by it and, when duly executed and delivered on the Closing Date by the other parties thereto, shall constitute, legal, valid and binding obligations of it, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and except as any rights to indemnity may be limited by U.S. federal and state securities laws and public policy considerations underlying such laws;

(c)

the issuance and sale of the Applicable Securities and the incurrence of the Class A-1a Loans have been duly authorized by it; and such Applicable Securities, when duly executed, authenticated, issued and delivered in accordance with the Indenture, and when registered in the register maintained under the Indenture, and paid for in full in accordance with the terms hereof, shall constitute legal, valid and binding obligations of it entitled to the benefits provided by the Indenture, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors or shareholders generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

(d)	[reserved];

(e)

no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance, sale or delivery of the Applicable Securities or the incurrence of the Class A-1a Loans, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery or performance, by it under the Applicable Agreements or the consummation of the other transactions contemplated hereby or thereby, except for those which have been duly made or obtained and such as may be required under the state securities or blue sky laws in any jurisdiction in connection with the issuance, offering and sale by it of the Applicable Securities, except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a material adverse effect on its business or financial condition and would not be material in the context of the issuance, offering and sale of the Applicable Securities and the incurrence of the Class A-1a Loans;

(f)

the execution and delivery of each Applicable Agreement, the issuance, offering and sale of the Applicable Securities, the incurrence of the Class A-1a Loans and the consummation of the other transactions contemplated by the Applicable Agreements (and compliance with the terms thereof) do not and shall not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, its organizational documents; and the execution and delivery of the Applicable Agreements, the issuance, offering and sale of the Applicable Securities, the incurrence of the Class A-1a Loans and the consummation of the other transactions contemplated by the Applicable Agreements (and compliance with the terms thereof) do not and shall not conflict with or result in a breach of any indenture, trust deed, mortgage or other agreement or instrument to which it is party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over it or any of its properties, except for such conflicts, breaches, defaults or infringements that would not have a material adverse effect on its business or financial condition and would not be material in the context of the issuance, offering and sale of the Applicable Securities and the incurrence of the Class A-1a Loans;

(g)

the Final Offering Circular is, as of the date thereof and at the Closing Date, true and accurate in all material respects and did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Offering Circular, as of its date, did contain, and, as of the Closing Date, does contain all information with regard to it, the Class A-1a Loans and the Applicable Securities, which is material in the context of the issuance of the Applicable Securities; provided that this representation and warranty does not apply to, and it makes no representation or warranty as to, statements or omissions made in the Final Offering Circular or any amendment of or supplement thereto in reliance upon and in conformity with written information about the Placement Agents furnished in writing to it by or on behalf of the Placement Agents specifically for inclusion in the section of the Final Offering Circular contained under the heading (i) in the case of Citigroup, “Plan of

Distribution” and “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Citigroup and its Affiliates” and (ii) in the case of AGS, “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Apollo Global Securities” (the “Placement Agent Information”);

(h)	it has authorized the Placement Agents to use the Offering Documents in connection with the offer and arranging for sale of the Applicable Securities;

(i)

there are no pending actions, suits or proceedings against or affecting it or any of its properties and, to the best of its knowledge, no such actions, suits or proceedings are threatened or contemplated;

(j)

no event has occurred or is continuing which would, had the Applicable Securities already been issued and the Class A-1a Loans incurred (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement), constitute an Event of Default (under and as defined in the Indenture);

(k)	[reserved];

(l)	[reserved];

(m)	[reserved];

(n)	[reserved];

(o)	as of the Closing Date, the Applicable Securities will meet the requirements of Rule 144A(d)(3) under the Securities Act;

(p)

it shall, for so long as any Applicable Securities are outstanding and at any time that it is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of Applicable Securities, furnish to such holder, and to any prospective purchaser or purchasers of Applicable Securities designated by such holder, information satisfying the requirements of Rule 144A(d)(4) under the Securities Act, it being agreed that this covenant is for the benefit of the holders from time to time of the Applicable Securities and prospective purchasers of the Applicable Securities designated by such holders;

(q)	it has not taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act;

(r)	it is a foreign issuer within the meaning of Regulation S;

(s)

none of it, any of its affiliates (as that term is defined in Rule 501(b) of Regulation D under the Securities Act, each, an “Affiliate”) or any Person authorized to act on its behalf (other than the Placement Agents, as to whom no representation is made) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) in connection with the offering or sale of the Applicable Securities, and it and its Affiliates and any Person acting on its behalf (other than the Placement Agents, as to whom no representation is made) has complied and will comply with the offering restrictions requirement of Rule 903 of Regulation S in respect of the Applicable Securities. It has not entered into any contractual agreement with respect to the distribution of the Applicable Securities except for the arrangements with the Placement Agents;

(t)

none of it, any of its Affiliates or any Person authorized to act on its behalf (other than the Placement Agents, as to whom no representation is made) has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering or sale of the Applicable Securities in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Accordingly, it acknowledges that the Applicable Securities may not be offered or sold, directly or indirectly, and no offering circular or any advertisements in connection with the Applicable Securities may be distributed or published, in or from any country or jurisdiction except under circumstances that shall result in compliance with any applicable rules and regulations of any such country or jurisdiction;

(u)

based on representations by the Placement Agents in Section 6.1(c) hereof and the consideration of such factors as the Issuer and its counsel deem necessary or appropriate and based on the transfer restriction provisions set forth in the Indenture, it has a reasonable belief that the initial sales and subsequent transfers of the Securities shall be limited to Persons who are:

(i)	Qualified Institutional Buyers who are also Qualified Purchasers (or entities beneficially owned exclusively by one or more Qualified Purchasers); or

(ii)	solely in the case of Certificated Notes, Institutional Accredited Investors who are also Qualified Purchasers (or entities beneficially owned exclusively by one or more Qualified Purchasers).

(v)

no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Circulars has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(w)

on the Closing Date (i) it has the power to grant a security interest in the Collateral Obligations included in the Assets and has taken all necessary actions to authorize the granting of that security interest; (ii) it is the sole owner of the Collateral Obligations included in the Assets, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest granted pursuant to the Indenture or as otherwise contemplated by the Indenture and the Class A-1a Credit Agreement; (iii) the Collateral Trustee has a valid and perfected first priority security interest in the Collateral Obligations included in the Assets (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Issuer gives the notices and takes the action required of it under relevant law for perfection of that interest), subject to no prior security interest, lien or encumbrance except as contemplated by the Indenture and the Class A-1a Credit Agreement; and (iv) the performance of its obligations under the Indenture and the Class A-1a Credit Agreement will not result in the creation of any security interest, lien or other encumbrance on any Collateral Obligations included in the Assets except as contemplated by the Indenture and the Class A-1a Credit Agreement;

(x)

it possesses, and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Applicable Agreements shall possess, all material licenses, certificates, authorizations and permits issued by, and has made, and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Applicable Agreements shall have made, all declarations and filings with the appropriate federal, state, local or non-U.S. regulatory agencies or bodies which are necessary for the ownership of its properties or the conduct of its businesses as described in the Final Offering Circular, except where the failure to possess or make the same would not reasonably be expected to have, singularly or in the aggregate, a material adverse effect with respect to it, and it has not received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit shall not be renewed, except where such revocation, modification or non-renewal would not reasonably be expected to have, singularly or in the aggregate, a material adverse effect with respect to it;

(y)

it is a newly formed entity and has not yet been required to file any Tax Return in any applicable jurisdiction. The charges, accruals and reserves on its books in respect of Taxes are adequate. For purposes of this Agreement, the term “Taxes” shall mean all U.S. federal, state, local or non-U.S. income, payroll, employee withholding, unemployment insurance, social security, sales use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers’ compensation, severance, windfall profits, environmental (including taxes under Section 59A of the United States Internal Revenue Code of 1986, as amended), or other tax of the same or of a similar nature, including any interest, penalty or addition thereto, whether disputed or not, and the term “Tax Return” shall mean any return, declaration, report, form, claim for refund or information return or statement relating to Taxes or income subject to taxation, or any amendment thereto, and including any schedule or attachment thereto;

(z)

neither the Issuer nor the pool of Assets is, nor shall be immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Transaction Documents, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act, and the rules and regulations of the SEC thereunder or (ii) required to be registered under the Investment Company Act, nor shall the offer and issuance of the Applicable Securities or the incurrence of the Class A-1a Loans as contemplated by this Agreement, the Indenture, the Class A-1a Credit Agreement and the Final Offering Circular result in a violation of the Investment Company Act;

(aa)

it is not, nor immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Applicable Agreements shall be, required to be registered under the United States Commodity Exchange Act, as amended, as a “commodity pool”;

(bb)

the issuance and sale of the Applicable Securities hereunder shall not involve any non-exempt prohibited transaction (as such term is defined in Section 406(a) of ERISA and Section 4975(c)(1)(A)-(D) of the United States Internal Revenue Code of 1986, as amended). It does not maintain an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA;

(cc)

it is not necessary, in connection with the issuance, offering, sale and delivery of the Applicable Securities in the manner contemplated by this Agreement and the Final Offering Circular, to register the Applicable Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, or the rules and regulations of the SEC applicable to an Indenture that is qualified thereunder (assuming compliance by the Placement Agents and their Affiliates with the representations, warranties and undertakings of the Placement Agents contained herein), and none of it, any of its Affiliates or any Person authorized to act on its behalf (except for the Placement Agents, as to whom no representation is made) has made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Applicable Securities under the Securities Act;

(dd)	each certificate representing a Placed Security shall bear the legend contemplated by the Offering Documents for the time period and upon the other terms stated in the Offering Documents;

(ee)

since the dates as of which information is given in the Offering Documents, except as stated therein or contemplated thereby, (i) there has been no event or development (other than any decline in the value of the Assets), involving it that has resulted, or can reasonably be expected to result, in a material adverse effect with respect to it, (ii) there have been no transactions entered into by it, other than those in the ordinary course of business, which are material with respect to it and (iii) there has been no dividend or distribution of any kind declared, paid or made by it;

(ff)

it acknowledges and agrees that: (i) the purchase and sale of the Applicable Securities pursuant to this Agreement, including the determination of the offering price of the Applicable Securities and any related discounts and commissions, is an arm’s length transaction between the Issuer, on the one hand, and the Placement Agents, on the other hand, and it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transaction; (ii) in connection with the Transaction and the process leading to the Transaction each of the Placement Agents is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of any of it or its affiliates, stockholders, creditors or employees or any other party; (iii) neither of the Placement Agents has assumed nor shall either Placement Agent assume an advisory, agency or fiduciary responsibility in favor of it with respect to the Transaction or the process leading thereto (irrespective of whether either Placement Agent has advised or is currently advising it on other matters) or any other obligation to it except the obligations expressly set forth in this Agreement; (iv) the Placement Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of it and that the Placement Agents have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither Placement Agent has provided any legal, accounting, regulatory, investment or tax advice with respect to the offering contemplated hereby and it has consulted its own advisors to the extent it deemed appropriate and it is responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agents shall have no responsibility or liability to it with respect to any legal, accounting, regulatory, investment or tax matters.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Placement Agents, with respect to the subject matter of this Section 4.1(ff). The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Placement Agents with respect to any breach or alleged breach of agency or fiduciary duty;

(gg)

the Issuer will not directly or indirectly use the proceeds of the issue of the Securities hereunder or the incurrence of the Class A-1a Loans pursuant to the Class A-1a Credit Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity of or transaction with any Sanctioned Person or in any Sanctioned Jurisdiction;

(hh)	the Issuer shall conduct its business in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws;

(ii)	the Issuer shall comply with all Sanctions with which it is required to comply; and

(jj)

the Issuer will not directly or indirectly use the proceeds of the issue of the Securities hereunder or the incurrence of the Class A-1a Loans pursuant to the Class A-1a Credit Agreement, or lend, contribute or otherwise make available such proceeds in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

4.2	The Issuer represents and warrants to, and covenants and agrees with, each of the Placement Agents as to the matters set forth in Schedule 1 hereto.

5.	CERTAIN AGREEMENTS OF THE ISSUER

The Issuer covenants and agrees (on its own behalf) with each of the Placement Agents as follows:

5.1

It shall use its best efforts to obtain on or prior to the Closing Date all government authorizations required in connection with (i) the issuance and sale of the Applicable Securities to be issued on such date, (ii) the incurrence of the Class A-1a Loans on such date and (iii) the performance of its obligations under Applicable Agreements, and to cause such authorizations to be continued in effect so long as any of the Debt remains outstanding; provided that in no event shall it be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation or other burdensome requirements in a jurisdiction in which it is not already so subject.

5.2

It shall furnish to the Placement Agents, without charge, as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Applicable Securities, as many copies of the Final Offering Circular and of any amendments or supplements thereto as the Placement Agents may reasonably request.

5.3

If at any time prior to the earlier of (a) the completion of the distribution of the Applicable Securities (as determined by the Placement Agents); and (b) the 90th day following the Closing Date (the “Offering Period”), any event occurs or condition exists as a result of which the Offering Documents as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Offering Documents to comply with applicable law, it shall promptly so notify the Placement Agents, instruct the Placement Agents promptly to suspend solicitation of offers to purchase the Applicable Securities and, upon the request of the Placement Agents, the Issuer shall at its own expense, (i) prepare and furnish to the Placement Agents, subject to prior review by the Placement Agents as provided by the following Section 5.4, an amendment or supplement to the Offering Documents that will correct such statement or omission or effect such compliance; and (ii) supply any amended or supplemented Offering Documents to the Placement Agents in such quantities as the Placement Agents may reasonably request, and the Placement Agents agree not to use any prior version of the Offering Documents in connection with the offer or sale of the Applicable Securities following receipt of such notice.

5.4

It shall not publish any amendment or supplement to the Final Offering Circular unless the Placement Agents have been previously advised of, and furnished with a copy for review of, any such proposed amendment or supplement, and it shall not publish any such proposed amendment or supplement to which the Placement Agents reasonably object unless its counsel advises it, in a written opinion, with a copy to the Placement Agents, that (i) without such proposed amendment or supplement the Final Offering Circular, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer.

5.5

Subject to the foregoing, it shall prepare promptly, upon the reasonable request of the Placement Agents, any amendments of or supplements to the Offering Documents that in the opinion of the Placement Agents may be reasonably necessary to enable the Placement Agents to continue to resell the Applicable Securities, subject to the approval of the Placement Agents’ respective counsel.

5.6

Within six months prior to the issuance of the Applicable Securities, it and its Affiliates or any Person authorized to act on its behalf have not offered, sold, contracted to sell or otherwise disposed of and, within six months following the issuance of the Applicable Securities, shall not offer, sell, contract to sell or otherwise dispose of any Applicable Securities or any securities of the same or similar class as the Applicable Securities, under circumstances that would require registration of the Applicable Securities under the Securities Act.

5.7

The Issuer shall apply the proceeds from the sale of the Securities and the incurrence of the Class A-1a Loans in the manner described in the Final Offering Circular under the caption “Use of Proceeds.”

5.8

Except as permitted by the Securities Act, prior to notice to and review by the Placement Agents, it will not publish or distribute any offering material in connection with the offering of the Applicable Securities, unless the Placement Agents shall have consented to the publication or use thereof.

5.9

None of it, any of its Affiliates or any Person authorized to act on its behalf (except for the Placement Agents, as to whom no representation is made) shall engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Applicable Securities to any U.S. Person (as that term is defined in Regulation S).

5.10

It shall advise the Placement Agents, promptly after it shall receive notice or obtain knowledge thereof, of the suspension of the qualification of the Applicable Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

5.11

It shall promptly and from time to time take such action as the Placement Agents may reasonably request to qualify the Applicable Securities for offering and sale in a manner not involving any public offering under the securities laws of such jurisdictions as the Placement Agents may request.

5.12

It shall at all times during the Offering Period extend, and use its best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer and Collateral Manager concerning their respective businesses, managements and financial affairs, and the Applicable Securities and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Documents, to the extent the Issuer or the Collateral Manager possesses the same or can acquire it without unreasonable effort or expense; provided that the Issuer shall permit, and shall use its best efforts to cause the Collateral Manager to permit, representatives of the Placement Agents to be present at, or participate in, any meeting or telephone conference between the Issuer or the Collateral Manager and any prospective investor identified by the Placement Agents, and shall give the Placement Agents reasonable notice thereof, and the Issuer shall not furnish, and shall use its best efforts to cause the Collateral Manager not to furnish, any such written information to any such prospective investor without first giving the Placement Agents a reasonable opportunity to review and comment on such information.

5.13	It shall not solicit any offer to buy from or offer to sell to any Person any Applicable Securities, except through the Placement Agents.

5.14

The Issuer will not directly or indirectly use the proceeds of the issue of the Securities hereunder or the incurrence of the Class A-1a Loans pursuant to the Class A-1a Credit Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity of or transaction with any Sanctioned Person or in any Sanctioned Jurisdiction.

5.15	The Issuer shall conduct its business in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

5.16	The Issuer shall comply with all Sanctions with which it is required to comply.

5.17

The Issuer will not directly or indirectly use the proceeds of the issue of the Securities hereunder or the incurrence of the Class A-1a Loans pursuant to the Class A-1a Credit Agreement, or lend, contribute or otherwise make available such proceeds in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

For purposes of this Section and Section 4 above, the terms listed below have the respective meanings specified below:

“Anti-Corruption Law” means all laws, rules, and regulations, as amended, concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and all other applicable anti-bribery and corruption laws.

“Anti-Money Laundering Law” means the applicable financial record-keeping and reporting requirements, as amended, the applicable money laundering statutes of all jurisdictions where Issuer or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency.

“Sanctions” means economic, trade, or financial sanctions, requirements, or embargoes imposed, administered, or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Kingdom (including, without limitation, His Majesty’s Treasury), the European Union and any EU member state, the United Nations Security Council, and any other relevant sanctions authority.

“Sanctioned Jurisdiction” means, at any time, a country or territory that is, or whose government is, the subject of Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list maintained by any Sanctions Authority, (b) any Person located, organized, or resident in a Sanctioned Jurisdiction, or (c) any other subject of Sanctions, including, without limitation, any Person controlled or 50 percent or more owned in the aggregate, directly or indirectly, by, or acting for or on behalf of, or at the direction of, any such Person or Persons described in the foregoing clauses (a) or (b).

6.	SELLING RESTRICTIONS

6.1	Each of the Placement Agents severally agrees to the following:

(a)	to deliver the Final Offering Circular to each investor to whom it offers any Placed Securities;

(b)	not to solicit offers for, or offer or sell, the Placed Securities by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act); and

(c)	to solicit offers for the Placed Securities only from, and to offer the Placed Securities only to, investors that it reasonably believes are:

(i)	Qualified Institutional Buyers who are also (1) Qualified Purchasers or (2) entities beneficially owned exclusively by one or more Qualified Purchasers;

(ii)

solely in the case of Certificated Notes, Institutional Accredited Investors who are also (1) Qualified Purchasers or (2) entities beneficially owned exclusively by one or more Qualified Purchasers; or

(iii)

non-“U.S. persons” (as defined in Regulation S) that are also Qualified Purchasers (or entities beneficially owned exclusively by one or more Qualified Purchasers) in offshore transactions in reliance on Regulation S.

The Issuer confirms that it has authorized the Placement Agents to offer the Applicable Securities prior to the date hereof in a manner consistent with the foregoing and to use the Offering Documents in connection therewith.

6.2

Each of the Placement Agents severally represents, warrants and agrees as to the matters set forth in Schedule 2 hereto with respect to each jurisdiction in which it has offered or sold any Placed Securities.

6.3	Each of the Placement Agents, severally represents, warrants and agrees that it has not and will not make any invitation to the public in the Cayman Islands to subscribe for the Placed Securities.

7.	CONDITIONS PRECEDENT

7.1

The obligations of each of the Placement Agents hereunder shall be subject to the accuracy in all material respects of the representations and warranties of the Issuer contained herein as of the date hereof, to the accuracy in all material respects of the statements of the Issuer made in any certificates delivered pursuant hereto on such date, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a)

The Issuer shall have obtained all governmental authorizations required in connection with the issuance and sale of the Applicable Securities, the incurrence of the Class A-1a Loans and the performance of its obligations under the Applicable Agreements.

(b)

The Issuer shall have furnished or caused to be furnished to the Placement Agents on the Closing Date a certificate signed on its behalf by a director, officer, member or manager and dated the Closing Date, to the effect that:

(i)	it has examined the Offering Documents and the Applicable Agreements;

(ii)

in its opinion the information in the Final Offering Circular (other than the Collateral Manager Information and the Placement Agent Information) as of the date thereof (including as of the date of any supplement thereto on or prior to the Closing Date) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii)	the representations and warranties made by it in the Applicable Agreements are true and correct in all material respects on the Closing Date; and

(iv)	it has performed all of its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date in the Applicable Agreements.

(c)

The Issuer shall have furnished to the Placement Agents legal opinions dated the Closing Date and addressed to the Placement Agents from (i) Richards, Layton & Finger, P.A., Delaware counsel to the Issuer, and (ii) Dechert LLP, special U.S. counsel to the Issuer, each in form and substance satisfactory to the Placement Agents, to the effect set forth in the Indenture.

(d)

The Collateral Trustee shall have furnished to the Placement Agents the legal opinion of Alston & Bird LLP, counsel to the Collateral Trustee and the Collateral Administrator, dated the Closing Date and in form and substance satisfactory to the Placement Agents, to the effect set forth in the Indenture.

(e)

The Collateral Manager shall have furnished to the Placement Agents (i) the legal opinions of Dechert LLP, counsel to the Collateral Manager to the effect set forth in the Indenture, and (ii) a customary written letter of Dechert LLP with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act, in each case addressed to the Placement Agents, dated the Closing Date and in form and substance satisfactory to the Placement Agents.

(f)

Sidley Austin LLP, in its capacity as special U.S. counsel to Citigroup, shall have furnished to Citigroup its written letter with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act, addressed to the Citigroup and in form and substance satisfactory to the Citigroup, dated the Closing Date.

(g)	Each Class of Rated Debt will have been assigned rating(s) no lower than the respective rating(s) set forth for such Class in the table in Section 2.3 of the Indenture.

(h)

The conditions precedent to the issuance of the Securities under the Indenture and the incurrence of the Class A-1a Loans pursuant to the Class A-1a Credit Agreement, and the conditions precedent to the performance by the Issuer of its obligations under the Applicable Agreements shall have been satisfied or waived.

(i)	The Collateral Manager shall have furnished to the Placement Agents a certificate, dated the Closing Date, signed by a senior executive officer of the Collateral Manager certifying that:

(i)	the Collateral Manager has examined the Final Offering Circular;

(ii)

the Collateral Manager Information in the Final Offering Circular as of the date thereof (including as of the date of any supplement thereto on or prior to the Closing Date) and as of the Closing Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(iii)

as of the Closing Date, to the best of its knowledge, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offering or sale of the Securities as contemplated by the Offering Documents or the incurrence of the Class A-1a Loans on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Management Agreement.

(j)

The Transaction Documents shall have been duly executed and delivered on or before the Closing Date by or on behalf of the relevant parties thereto and in form and substance satisfactory to the Placement Agents.

(k)	On or before the Closing Date, the Placement Agents shall have received such further certificates, documents or other information as it may have reasonably requested from the Issuer.

7.2

All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all respects to the Placement Agents. The Issuer shall furnish to the Placement Agents such conformed copies of such opinions, certificates, letters and documents in such quantities as the Placement Agents shall reasonably request.

7.3

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, letters, documents and certificates referred to in or contemplated by this Agreement shall not be in all respects reasonably satisfactory in form and substance to the Placement Agents and their respective counsel, this Agreement and all obligations of the Placement Agents hereunder may be canceled by the Placement Agents on, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

8.	INDEMNIFICATION AND CONTRIBUTION

8.1

Subject to the Priority of Payments, the Issuer agrees to indemnify and hold harmless the Placement Agents and each Person, if any, who controls the Placement Agents within the meaning of the Securities Act or the Exchange Act, and the respective affiliates, members, officers, directors and employees of the Placement Agents and each such Person, against any losses, claims, damages or liabilities, joint or several, to which the Placement Agents or such controlling person and the respective affiliates, members, officers, directors and employees of the Placement Agents and each such Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the consummation of such transactions contemplated by the Offering Documents or the execution and delivery of, and the consummation of the transactions contemplated by, the Transaction Documents. The foregoing indemnity shall include any losses, claims, damages or liabilities that are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer shall reimburse, as incurred, the Placement Agents and each such affiliate, member, officer, director, employee or controlling person for any legal or other expenses reasonably incurred by the Placement Agents and each such affiliate, member, officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liability that the Issuer may otherwise have, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Placement Agent Information.

8.2

Each of the Placement Agents severally agrees to indemnify and hold harmless the Issuer and its respective directors, members, officers and each Person, if any, who controls the Issuer, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to the Placement Agents, but only with reference to any untrue statement of any material fact contained in its Placement Agent Information, or the omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.3

In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8.1 or 8.2, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party fails to retain counsel as provided in the preceding sentence. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Placement Agents, in the case of parties indemnified pursuant to Section 8.1, and by the Issuer, in the case of parties indemnified pursuant to Section 8.2. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

8.4

To the extent the indemnification provided for in Section 8.1 or 8.2 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and each Placement Agent, on the other hand, from the sale and purchase of the Applicable Securities hereunder or (ii) if the allocation provided by clause 8.4(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8.4(i) above but also the relative fault of the Issuer, on the one hand, and of each Placement Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the sale of the Applicable Securities hereunder (before deducting expenses), including the amount (immediately prior to retirement) of any liabilities retired in exchange for the Applicable Securities sold hereunder, and benefits received by each Placement Agent shall be deemed to be equal to the total purchase discounts and commissions received by such Placement Agent from the Issuer in connection with the placement of the Applicable Securities hereunder. The relative fault of the Issuer, on the one hand, and of each Placement Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8.5

The Issuer and each of the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8.4 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, neither Placement Agent shall be required to make contributions hereunder that in the aggregate exceed the amount by which (a) the respective fee or commission applicable to any Placed Securities exceeds (b) the aggregate amount of any damages that Citigroup or AGS has otherwise been required to pay in respect of the same or any substantially similar claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.6

The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Placement Agents or any Person controlling the Placement Agents or by or on behalf of the Issuer or its members, officers or directors or any Person controlling the Issuer; and (iii) acceptance of and payment for any of the Placed Securities.

8.7	The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9.	TERMINATION OF AGREEMENT

9.1

The Placement Agents, in their absolute discretion, by notice to the Issuer prior to the Closing Date, may terminate this Agreement and the obligations of the Issuer and the Placement Agents hereunder (except as expressly provided in Section 10) if, prior to such time:

(a)	the Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto;

(b)

trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE MKT LLC, the Financial Industry Regulatory Authority, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade;

(c)	a general moratorium on commercial banking activities in New York shall have been declared by the relevant federal or New York authorities;

(d)

there shall have occurred any outbreak or escalation of hostilities or any other insurrection or armed conflict involving the United States, or any change in financial markets, political or economic conditions, currency exchange rates or controls, or any calamity or crisis, that in the sole judgment of the Placement Agents, is material and adverse, and makes it impracticable or inadvisable to proceed with the offering, marketing or delivery of the Securities as contemplated by the Offering Documents, as amended as of the date hereof; or

(e)

a terrorist attack or similar hostilities against the United States and/or its citizens and/or their respective properties within the states and territories of the United States or in foreign countries, that in the sole judgment of the Placement Agents, is material and adverse, and makes it impracticable or inadvisable to proceed with the offering, marketing or delivery of the Securities as contemplated by the Offering Documents, as amended as of the date hereof.

9.2	Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for any liability arising before or in relation to such termination.

10.	SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

10.1

The respective agreements, representations, warranties, covenants, indemnities and other statements made by or on behalf of the Issuer or its members or officers, on the one hand, and either Placement Agent, on the other hand, pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Placement Agents or any officer, director, employee or controlling person of the Placement Agents) and shall survive offering and delivery of the Securities. The provisions of Sections 3, 4, 8, and 17.1 shall survive the termination of this Agreement.

11.	INFORMATION SUPPLIED BY THE PLACEMENT AGENTS

11.1

With respect to each Placement Agent, its Placement Agent Information (as defined in Section 4.1(g)) constitutes the only information furnished by such Placement Agent to the Issuer for the purposes of Section 4.1(g) and Section 8 hereof.

12.	NOTICES

12.1

All communications hereunder shall be in writing and shall be sufficient in all respects if delivered in person, sent by registered mail or by facsimile or email and confirmed to the relevant party hereto at the address set forth for such party in the Indenture (or such other address provided by it to the other parties hereto).

12.2	Any notice under this Section 12 shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile or email, at the time of dispatch.

13.	GOVERNING LAW

13.1

This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

14.	CONSENT TO JURISDICTION

14.1

Each Party hereto hereby irrevocably submits, to the fullest extent permitted by applicable law, to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the City of New York in any action or proceeding against it arising out of or relating to this Agreement, the Offering Documents or the Securities, and each party hereto hereby irrevocably agrees that all claims against it in respect of such action or proceeding may be heard and determined in any of such courts. To the fullest extent permitted by applicable law, each party hereto agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law. On the Closing Date, the Issuer shall designate and appoint an agent to receive service of process in any proceedings in the City and County of New York (which shall be the same process agent as appointed under the Indenture); provided that failure to deliver any such copy to the Issuer or in care of the Issuer, shall not affect the validity or effectiveness of any such service of process. The Issuer agrees that service of process on the aforementioned agent and written notice of such service to the Issuer as provided above shall be deemed in every respect effective service of process.

14.2

To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

14.3

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.

15.	WAIVER OF JURY TRIAL RIGHT

15.1

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each of the parties hereto hereby (i) certifies that no representative, agent or attorney of any other parties hereto has represented, expressly or otherwise, that such other parties hereto would not, in the event of a proceeding, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

16.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIME

(a)

In the event that either Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that either Placement Agent or a BHC Act Affiliate of such Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	For purposes of this Section 16, the terms listed below have the respective meanings specified below:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder.

17.	MISCELLANEOUS

17.1 (a)

Each of the Placement Agents severally covenants and agrees that, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all of the Debt, it shall not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law in any jurisdiction. Nothing in this Section 17.1(a) shall preclude, or be deemed to estop, the Placement Agents (i) from taking any action prior to the expiration of the aforementioned period in (A) any case, suit, action or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency case, suit, action or proceeding filed or commenced by a Person other than the Placement Agents or their respective Affiliates or (ii) from commencing against the Issuer or any of its respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation case, suit, action or proceeding.

(b)

Notwithstanding any other provision of this Agreement, the obligations of the Issuer arising from time to time and at any time hereunder are limited-recourse obligations payable solely from the Assets available at such time in accordance with the Priority of Payments and following realization thereof and reduction thereof to zero, all obligations of and all claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against any employee, officer, partner, member or director of any party hereto (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties hereto contained in this Agreement, or implied therefrom.

17.2 (a)

The Issuer acknowledges that Citigroup or an affiliate of Citigroup may (i) provide financing or other services to parties whose interests may conflict with those of the Issuer, (ii) enter into transactions in the Issuer’s securities (including the Securities) for the account of Citigroup or an affiliate of Citigroup or for the account of customers, (iii) provide financing or structuring services similar to the Transaction to other parties, and (iv) have several roles in the Transaction. Each affiliate provides such services on its own behalf. For your information, Citigroup and any such affiliate(s) have previously agreed to share revenue in respect of these transactions and services based on the respective contributions by such companies, including the provision by such affiliate(s) of services. Accordingly, a portion of the revenue received by Citigroup from you under this and future engagements is allocable to such affiliate(s) and is received by Citigroup on behalf of such affiliate(s). For a list of affiliates providing services in specific countries, please see https://www.citibank.com/icg/docs/Affiliates.pdf. The Issuer waives any claim against Citigroup based on a conflict of interest that might arise due to such roles.

(b)

The Issuer further acknowledges and agrees that (i) AGS, together with its affiliates (the “Apollo Group”) is involved in a wide range of financial and other activities out of which conflicting interests or duties may arise, (ii) there may be situations in which parts of the Apollo Group and/or their clients and/or their personnel either now or may in the future have interests, owe duties, or take actions, that could potentially conflict with the Issuer’s interests, (iii) no part of the Apollo Group is required to restrict its activities as a result of AGS’s activities as Placement Agent hereunder, and that all parts of the Apollo Group may undertake any activity without further consultation with or notification to the Issuer, (iv) neither AGS nor any part of the Apollo Group shall be required to account to the Issuer for any revenue or profits obtained in connection with any such activities, (v) neither AGS nor any part of the Apollo Group shall have any duty to disclose or utilize for the Issuer’s benefit any non-public information acquired in connection with any such activities and (vi) hereby waives any claim it may have against AGS or any part of the Apollo Group based on any conflict of interest in connection with any such activities.

17.3

If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), shall continue in full force and effect, and such unenforceability, invalidity, or illegality shall not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the deletion of such portion of this Agreement shall not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

17.4

This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by email or facsimile, or by any form of electronic signature, shall be effective as delivery of a manually executed counterpart of this Agreement.

17.5

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns and, with respect to Section 8 hereof, the officers, directors and controlling Persons thereof, and no other Person shall have any right or obligation hereunder.

17.6

If this Agreement is executed by or on behalf of any party hereto by a Person acting under a power of attorney given by such party, such Person hereby states that at the time of execution hereof such Person has no notice of revocation of the power of attorney by which such Person has executed this Agreement as such attorney.

17.7

Nothing contained in this Agreement (i) shall prevent the Placement Agents from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities; or (ii) shall be construed in any way as precluding or restricting the Placement Agents’ right to sell or offer for sale any securities issued by any Person, including securities similar to, or competing with, any of the Placed Securities.

18.	STATUS OF THE PLACEMENT AGENTS

18.1

In soliciting offers from investors to purchase the Placed Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder, each of the Placement Agents is acting solely as agent for the Issuer and not as principal. It is understood that the Placement Agents will be acting as the Issuer’s agent in arranging for the sale of the Placed Securities and that the Placement Agents’ responsibility in this transaction is limited to a “reasonable efforts” basis, with no understanding, express or implied, on its part of a commitment to purchase or place the Placed Securities.

Each Placement Agent shall have the right, in its sole discretion, to reject in whole or in part any offer it receives to acquire Placed Securities or to allot to any purchaser less than the amount of Placed Securities offered to be acquired by such purchaser, and the Placement Agent’s decision in respect thereof shall be binding on the Issuer. The Issuer will issue the Placed Securities through the Placement Agents as agent and the Placement Agents will have no ownership interest in or title to the Placed Securities prior to their purchase by purchasers; provided that the Placement Agents shall have the right, as agent of the Issuer and in order to facilitate settlement, (a) to receive from an investor the purchase price payable by such investor in connection with its purchase of Placed Securities, (b) to receive from the Issuer, free of payment, the Placed Securities issuable to such investor and (c) simultaneously with the consummation of the receipt of such purchase price and Placed Securities pursuant to the foregoing clauses (a) and (b), (i) to deliver to such investor the Placed Securities so received from the Issuer for issuance to such investor and (ii) to pay to the Issuer the purchase price payable to the Issuer in exchange for such purchase; provided, further, that the parties hereto hereby acknowledge that for purposes of the United States Investment Advisers Act of 1940, as amended, including related principal transaction considerations, AGS shall not resell, and shall in no event be deemed for any purpose to have resold, any Securities to any purchaser that is an affiliate or an investment fund, separate account or other entity owned (in whole or in part), controlled, managed and/or advised by affiliates of AGS. In addition, either Placement Agent may, in its sole discretion, facilitate settlement of Securities for which such Placement Agent is not acting as placement agent and in connection therewith as agent for the Issuer as with the same rights and immunities as if it were acting as placement agent.

If the foregoing correctly sets forth our agreement, please so indicate in the space provided below for that purpose, whereupon this Agreement and such acceptance hereof shall constitute a binding agreement between the Issuer and the Placement Agents on the date first set forth herein.

Very truly yours,

ADL CLO 3 LLC
as Issuer

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Vice President

Agreed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
as Placement Agent

By:	/s/ Alex Hu

Name:	Alex Hu

Title:	Director

APOLLO GLOBAL SECURITIES, LLC,
as Placement Agent

By:	/s/ Susan Moskovits

Name:	Susan Moskovits

Title:	Vice President

Placement Agreement

SCHEDULE 1

ADDITIONAL REPRESENTATIONS, WARRANTIES

AND COVENANTS OF THE ISSUER

1.	European Economic Area

The Issuer represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

2.	United Kingdom

(a) The Issuer represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018), (“EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation EU 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

Schedule 1	1

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(b) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(c) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(d) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Schedule 1	2

SCHEDULE 2

ADDITIONAL REPRESENTATIONS, WARRANTIES

AND COVENANTS OF THE PLACEMENT AGENTS

1.	European Economic Area

Each Placement Agent represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in the Prospectus Regulation; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

2.	United Kingdom

(a) Each Placement Agent represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation EU 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

Schedule 2	1

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(b) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(c) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(d) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Schedule 2	2

SCHEDULE 3

SECURITIES TO BE PLACED BY THE PLACEMENT AGENTS

Class of Securities	Aggregate Outstanding Amount (U.S.$)
Subordinated Notes	$92,600,000

Schedule 3	1